UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kelly Georgevich, age 38, was appointed as the chief financial officer of AudioEye, Inc. (the “Company”) by the Company’s Board of Directors (the “Board”) on June 21, 2021 (the “Commencement Date”). Ms. Georgevich has over 15 years of experience with high-growth companies with a specific focus on software-as-a-service and technology. Prior to joining the Company, Ms. Georgevich served as the chief financial officer of sticky.io, Inc., an e-commerce platform helping brands reduce customer acquisition costs, increase retention, and maximize their customers’ lifetime value, since September 2018, and as vice president of finance from March 2015 until September 2018. Prior to sticky.io, Kelly served as controller at Fuzebox Software Corporation where she supported the company through a successful acquisition. She also served on the Board of Directors for Girls in Tech as secretary and treasurer from 2015 until 2020.

Ms. Georgevich earned her Bachelor of Arts degree in accounting from the University of Northern Iowa and spent the first seven years of her career in audit at Ernst & Young in Minneapolis, Minnesota and Melbourne, Australia. She is a Certified Public Accountant registered in the state of Minnesota.

There are no arrangements or understandings between Ms. Georgevich and any other person pursuant to which Ms. Georgevich was selected as an officer of the Company. There are no family relationships between Ms. Georgevich and any director or executive officer of the Company. Ms. Georgevich is not and has not been a party to any transaction required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

In connection with her employment, the Company and Ms. Georgevich executed an Executive Employment Agreement (the “Employment Agreement”). Beginning on the Commencement Date, Ms. Georgevich shall be a part-time employee until July 26, 2021, at which point she shall become a full-time employee of the Company. Under the Employment Agreement, Ms. Georgevich will receive a base annual salary of $325,000 (pro-rated during her part-time employment). She shall also be eligible to receive an annual performance bonus of $50,000 (pro-rated for calendar year 2021 based on her Commencement Date). The Employment Agreement further provides that, on the Commencement Date, the Company shall grant Ms. Georgevich $1,020,000 in the form of restricted stock units (“RSUs”), fifty percent (50%) of which shall be deemed “Time-Based RSUs” and fifty percent (50%) of which shall be deemed “Performance-Based RSUs.”

The Time-Based RSUs shall vest over a three (3)-year period as follows: one-third shall vest on the first anniversary of the Commencement Date and the remaining two-thirds shall vest quarterly over the next two years, in equal installments, starting at the end of the first quarter occurring after the first anniversary of the Commencement Date, provided in all cases that Ms. Georgevich is continuously employed on each of those vesting dates. The Company shall allocate Performance-Based RSUs to each of calendar years 2021, 2022, 2023 and 2024 based on the following: (i) 2021 – comprised of a prorated number of RSUs for the 2021 “stub period” (i.e., the percentage of calendar year 2021 that Ms. Georgevich is employed by the Company multiplied by one-third of the total number of Performance-Based RSUs granted); (ii) 2022 and 2023 – each comprised of one-third of the Performance-Based RSUs; and (iii) 2024 – the remaining Performance-Based RSUs.

Vesting of each of the Performance-Based RSUs shall occur on the last day of the applicable calendar year listed above, except that vesting of the 2024 Performance-Based RSUs shall occur on the third anniversary of the Commencement Date, provided that Ms. Georgevich is continually employed through those vesting dates and that Ms. Georgevich and the Company have met performance metrics established for other similarly situated Company executives. Partial vesting may occur to the extent that goals are met at threshold, but not target, levels. In all cases, the value of the RSUs shall be determined on the Commencement Date by reference to the lower of (i) the prior 20-day trailing volume weighted average price (“VWAP”) of the Company’s shares of Common Stock on the Nasdaq Capital Market as of the Commencement Date or (ii) the prior 20-day trailing VWAP as at June 10, 2021.

Upon termination of Ms. Georgevich’s employment by the Company for Cause (as defined in the Employment Agreement) or by Ms. Georgevich without Good Reason (as defined in the Employment Agreement), the Company shall have no further obligations or liability with respect to compensation and benefits thereafter, except for the obligation to pay Ms. Georgevich: (i) any earned but unpaid base salary and performance bonus accrued through her last date of employment with the Company; (ii) reimbursement of any and all reasonable business expenses paid or incurred during the period ending on the termination date; and (iii) any accrued but unused vacation through the termination date in accordance with Company policy.

If the Company terminates Ms. Georgevich’s employment for a reason other than death, Disability (as defined in the Employment Agreement), or Cause, or if Ms. Georgevich terminates her employment for Good Reason, then the Company shall pay or provide all of the following: (i) reimbursement of any and all reasonable business expenses paid or incurred through the termination date; (ii) receipt of any accrued but unused vacation through the termination date in accordance with Company policy; (iii) receipt of any earned but unpaid base salary and performance bonus accrued through her last date of employment with the Company; and (iv) subject to Ms. Georgevich’s satisfying certain release conditions described in the Employment Agreement, receipt of an amount equal to a portion of the her base salary as set forth below and certain medical benefits as described below (the “Separation Payment”).

The Base Salary portion of the Separation Payment described above shall be, (i) in the event Ms. Georgevich’s separation of employment prior to the one-year anniversary of the Commencement Date, 12 months of her base salary; and, (ii) in the event her separation of employment at any time on or after the first anniversary of the Commencement Date, six months of her base salary (in each case, at the rate that was in effect at the time of termination). Additionally, subject to Ms. Georgevich’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to the Company’s group health insurance plans in which she participated immediately prior to the termination date (“COBRA Continuation Coverage”), the Company will pay the cost of COBRA Continuation Coverage for Ms. Georgevich and her eligible dependents until the earliest of (i) Ms. Georgevich and her eligible dependents, as the case may be, ceasing to be eligible under COBRA; (ii) the date upon which she and her eligible dependents become covered under similar plans; (iii) in the case of her employment termination prior to the one-year anniversary of the Commencement Date, 12 months following the termination date; or (iv) in the case of her termination on or after the one-year anniversary of the Commencement Date, six months following the termination date.

All amounts paid to Ms. Georgevich under the Employment Agreement (other than base salary and certain other excluded payments) and any and all stock-based compensation shall be subject to “clawback” rights in favor of the Company upon the occurrence of certain restatements of the Company’s financial information, subject to the terms and conditions described in the Employment Agreement. Ms. Georgevich will also be subject to non-competition and non-solicitation covenants during, and in some cases following, her employment with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms and conditions of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Mr. Carr Bettis shall remain as the Company’s principal financial officer and principal accounting officer until such time, if any, as the Board appoints Ms. Georgevich to such positions.

Item 7.01 Regulation FD Disclosure.

On June 23, 2021, the Company issued a press release announcing the matters described in Item 5.02, above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement, dated June 10, 2021, between the Company and Kelly Georgevich

99.1	Press Release of the Company dated June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2021	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary